EXHIBIT 10.16 - SATURN AMENDMENT



                                 AMENDMENT

   This Amendment Agreement ("Amendment') is effective May 31, 2005 ("Effective Date"), by and between Mac Filmworks, Inc. ("Purchaser" or "Company") and Saturn Productions, Inc. ("Seller") (Purchaser and Seller known collectively as the "Parties").

WITNESSETH

   WHEREAS, the Purchaser and Seller entered into an asset purchase agreement dated July 1997 ("Purchase Agreement") for the sale and purchase of 300 English language feature film master recordings as further described in Exhibit "A" of the Purchase Agreement, intellectual property relating to the 300 films and other property as described in the Purchase Agreement (the films, intellectual property and other property known as the "Assets");

   WHEREAS, the purchase price of the Assets in the Purchase Agreement was $145,000 in a six percent (6%) secured promissory note ("Note"), $5,000 cash and 29,000 shares of restricted Company common stock;

   WHEREAS, the Parties have agreed to amend the Purchase Agreement in accordance with the terms and conditions set forth herein.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Parties hereby agree as follows:

1. Purchaser agrees to pay $105,000 for settlement in full of the Note and all other liabilities under the Purchase Agreement, payable on the Effective Date.

2. Seller agrees to cancel the Note and accept $105,000 payment for settlement in full of all existing liabilities of Purchaser under the Purchase Agreement.

3. Seller agrees and that $105,000 represents all of the money owed by Purchaser to Seller.

4. Seller agrees to forever discharge Purchaser from any claims, losses, liabilities, or monetary obligations, demands and causes of action, known or unknown, whether in contract or in tort, arising from or related to the Purchase Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set above.

                     SELLER:

                     Saturn Productions, Inc.

                     By:   //s// TOM WARD
                        ---------------------------
                         Tom Ward, President


        PURCHASER:

                     Mac Filmworks, Inc.

                     By:   //s// JIM MCCULLOUGH
                        ---------------------------
                         Jim McCullough, President